Exhibit 10.13

SECURITIES ASSIGNMENT AGREEMENT

This Securities Assignment Agreement is dated as of March 28, 2018 (this “Assignment”), by and among VectoIQ Holdings, LLC, a Delaware limited liability company (the “Seller”), and the parties identified on the signature page hereto (each a “Buyer” and collectively, the “Buyers”).

WHEREAS, on the terms and subject to the conditions set forth in this Assignment, the Seller wishes to assign to the Buyers an aggregate of 60,000 shares (the “Shares”) of common stock, par value $0.0001 per share (“Common Stock”), of VectoIQ Acquisition Corp. (the “Company”), and the Buyers wish to purchase and receive the Shares from the Seller.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Assignment, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section  1                                           Assignment of Shares. Seller hereby assigns 15,000 Shares to each of the Buyers.  Each Buyer has paid to the Seller an aggregate amount of Sixty Five Dollars ($65), for an aggregate purchase price of Two Hundred Sixty Dollars ($260) (the “Purchase Price”), in consideration of the assignment of the Shares. Notwithstanding the foregoing, in the event that the Company determines for any reason not to nominate, elect or appoint any Buyer as a member of the board of directors of the Company, or if any Buyer otherwise does not become a member of the board of directors of the Company for any reason, on or prior to the closing of the Public Offering, such Buyer shall automatically forfeit all of the Shares held by such Buyer, which shall automatically be assigned and returned to the Seller, and the Seller shall promptly return the applicable portion of the Purchase Price to such Buyer.

Section  2                                           No Conflicts. Each party represents and warrants that neither the execution and delivery of this Assignment by such party, nor the consummation or performance by such party of any of the transactions contemplated hereby, will with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any agreement to which it is a party.

Section  3                                           Investment Representations. Each Buyer represents and warrants, with respect to himself or herself only, as set forth herein.  Such Buyer hereby acknowledges that an investment in the Shares involves certain significant risks.  Such Buyer has no need for liquidity in its investment in the Shares for the foreseeable future and is able to bear the risk of that investment for an indefinite period.  Such Buyer acknowledges and hereby agrees that the Shares will not be transferable under any circumstances unless registered by the Company in accordance with federal and state securities laws or sold in compliance with an exemption under such laws and such transfer complies with all applicable lock-up restrictions on such Buyer (as described in the Company’s draft registration statement on Form S-1, as may be amended (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to a contemplated underwritten public offering by the Company (the “Public Offering”)).  Such Buyer further understands that Buyer will be required to execute and deliver a letter agreement including, among other provisions, the foregoing transfer restrictions, and that any certificates evidencing the Shares bear a legend referring to such transfer restrictions.

The Shares are being acquired solely for such Buyer’s own account, for investment purposes only, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; and such Buyer has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale, distribution, subdivision or fractionalization.  Such Buyer has been given the opportunity to (i) ask questions of and receive answers from the Seller and the Company concerning the terms and conditions of the Shares, and the business and financial condition of the Company and (ii) obtain any additional information that the Seller possesses or can acquire without unreasonable effort or expense that is necessary to assist such Buyer in evaluating the advisability of the purchase of the Shares and an investment in the Company.  Such Buyer is not relying on any oral representation made by any person as to the Company or its operations, financial condition or prospects.  Such

Buyer is an “accredited investor” as defined in Regulation D promulgated by the Securities and Exchange Commission under the Act.  In the event such Buyer does not join the Board of Directors of the Company upon the consummation of the Public Offering (whether and either at the election of the Company or such Buyer for any reason), then the Buyer shall promptly return the Shares to the Company.

Section  4                                           Miscellaneous. This Assignment, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter.  This Assignment may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.  This Assignment may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.  Except as otherwise provided herein, no party hereto may assign either this Assignment or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Assignment to be effective as of the date first set forth above.

VECTOIQ HOLDINGS, LLC

By:	/s/ Stephen Girsky
Name: Stephen Girsky
Title: Manager

BUYERS:

/s/ Robert Gendelman
Robert Gendelman

/s/ Sarah W. Hallac
Sarah W. Hallac

/s/ Richard J. Lynch
Richard J. Lynch

/s/ Victoria McInnis
Victoria McInnis

[Signature Page to Securities Assignment Agreement]